EXHIBIT 10.3

Global Boatworks Holdings, Inc.

September 22, 2020

Robert Rowe

Re:  Global Boatworks, LLC

Mr. Rowe:

The agreement will set forth the terms and conditions pursuant to which Global Boatworks Holdings, Inc. (“Seller”) will sell to Robert Rowe (“Purchaser”), 100% of the membership interest (the “Interest”) of Global Boatworks, LLC, a Florida corporation (“GB”), as follows:

1.

Seller will sell to Purchaser, and Purchaser will purchase from Seller, the Interest for a purchase price of Buyer assuming $371,067.46 (plus any additional accrued interest, cumulative charges less any payments made in liabilities since the Exhibit A list was composed) of Seller as detailed on Exhibit A attached hereto.

2.

Seller represents that:

(a)

Seller owns the Interest free and clear of any liens or options, rights or other security or other interests in the Interest; and

(b)

Seller has the right to sell the Interest to Purchaser, and neither the execution of this Agreement nor the sale of the Interest pursuant to this Agreement violates any agreements to which Seller is a party or any law to which Seller is subject.

3.

Seller makes no representation or warranty as to the business, financial condition or prospects of GB.

4.

Purchaser represents and warrants to Seller as follows:

(a)

Purchaser understands that the offer and sale of the Interest is being made only by means of this Agreement, and no representations or warranties are being made except as set forth in this Agreement.

(b)

Purchaser acknowledges and agrees that the Interest has not been registered under the Securities Act of 1933 and Purchaser is an accredited investor.

(c)

Purchaser is acquiring the Interest as principal for Purchaser’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Interest.

(d)

Purchaser has such knowledge and experience in financial and business matters as to enable Purchaser to understand the nature and extent of the risks involved in purchasing the Interest. Purchaser is fully aware that such investments can and sometimes do result in the loss of the entire investment. Purchaser has engaged his or her own counsel and accountants to the extent that Purchaser deems it necessary.

5.

The Agreement constitutes the entire agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this Agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

Please confirm your agreement with the foregoing by signing this Agreement and returning it to Seller.

Very truly yours,

Global Boatworks Holdings, Inc.

By: /s/ Laurin Leonard

Name: Laurin Leonard

Title:CEO

AGREED TO this 22nd day of September, 2020.

/s/ Robert Rowe

Robert Rowe

Exhibit A

Jonathan Leinwand - $    23,874.75

Bob Rowe - $      45,579.11

Chris Van Vliet - $        8,500.00

Double P Construction - $      40,922.00

Bahia Mar Marina - $        7,741.45

Carter Terry - $        9,150.00

Kim Hackett - $      15,000.00

David Sica - $      22,500.00

BofA credit card a/o 7/6/20 - $      34,000.52

Barclays Bank Jet Blue credit card a/o 07/08/20 - $        4,388.53

CitiBank CostCo CC a/o 03/31/20 - $      10,916.51

AmEx Plum CC a/o 07/14/20 - $        2,770.51

Greenspoon Marder - $      11,495.00

Homeaway - $      11,488.00

Florida sales tax payable - $           710.33

Bob ST LOC a/o 06/30/20 - $        9,353.11

ST loan - WTC #1 a/o 06/30/20 - $      19,829.49

ST loan - WTC #2 a/o 06/30/20 - $      38,404.15

ST loan - Paladin RB a/o 03/31/20 - $      13,260.82

ST loan - WTC RB a/o 03/31/20 - $      13,260.82

S-T loan - M Athanas - $      10,000.00

Suzuki Motors a/o 08/1/20 - $      17,922.36

Total  - $    371,067.46